UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐       Preliminary Proxy Statement

☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐       Definitive Proxy Statement

☐       Definitive Additional Materials

☒      Soliciting Material Pursuant to §240.14a-12

UNITED ONLINE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)                  Title of each class of securities to which transaction applies:

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On May 4, 2016, United Online, Inc. (the “Company” or “United Online”) issued the following news release.

United Online Agrees to be Acquired by B. Riley for $11 per Share

B. Riley to acquire all outstanding United Online common stock for approximately $170 million

WOODLAND HILLS, Calif. -- (BUSINESS WIRE) -- May 4, 2016 -- United Online, Inc. (NASDAQ: UNTD; “Company”) today announced a definitive agreement under which B. Riley Financial, Inc. and certain of its affiliates (NASDAQ: RILY; “B. Riley”) will acquire all of United Online’s common stock for approximately $170 million in cash or $11.00 per share.

“The sale of United Online to B. Riley represents the culmination of an extensive process through which our Board of Directors explored the full range of strategic alternatives to maximize value for stockholders of United Online,” said Jeff Goldstein, Interim Chief Executive Officer of United Online. “The transaction will allow our remaining operating business, the communications segment, to continue under B. Riley and will allow us to provide the stockholders of United Online with cash for their shares at closing.”

The Board of Directors’ comprehensive review process included an assessment of the strategic alternatives available to the Company, including an evaluation of the prospective time frame, the projected amount of capital investment, and additional operating and market risks associated with strategies to undertake acquisitions or other investments to return the Company to growth and, ultimately, to create additional stockholder value. In this process, the Board retained JMP Securities LLC to act as its exclusive financial advisor. Over a six-month period, the Company and its advisors contacted numerous potential financial and strategic buyers.

“The Board believes this competitive sales process resulted in the best available value to stockholders, compared with alternatives that would include investing cash to grow the now-smaller public company and its dial-up business,” added Mr. Goldstein. “Our rigorous process enabled us to maximize the sales prices of our assets culminating with our auction process for the communications segment.”

Closing, which is expected by the end of the third calendar quarter of 2016, is pending satisfaction of customary conditions, including a favorable vote by stockholders of United Online. The Company expects to provide additional detail on the transaction and the upcoming stockholder vote in a proxy statement that it expects to file shortly with the U.S. Securities and Exchange Commission.

The Company also has made available a document detailing frequently asked questions related to the transaction, which will be accessible within the “Investors” section of the Company’s website at www.unitedonline.com.

About United Online®

United Online, Inc. (NASDAQ: UNTD) is headquartered in Woodland Hills, CA.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: our ability to complete the merger when expected; future financial performance and results; revenues; operating expenses; operating income (loss); capital expenditures; depreciation and amortization; stock-based compensation; restructuring and dispute settlement costs; and strategic initiatives. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, among others: unexpected delays in completion of the merger; the effect of competition; our inability to maintain or increase our advertising revenues; risks associated with litigation and governmental regulations or investigations, including reviews of business practices such as marketing, billing, renewal, and post-transaction sales practices; risks associated with the integration or commercialization of new businesses, products, services, applications or features, or the success of new business models; our inability to maintain or increase the number of free and pay accounts, visitors to our websites, and members; problems associated with our operations, systems or technologies, including security breaches or inappropriate access to our network systems; our inability to retain key customers, vendors and personnel; changes in tax laws, our business or other factors that would impact anticipated tax benefits; as well as the risk factors disclosed in our filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that may cause actual performance and results to differ materially from those predicted. Reported results should not be considered an indication of future performance. We undertake no obligation to update these forward-looking statements to reflect the impact of events or circumstances arising after the date hereof, unless required by law.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving United Online and B. Riley. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction between United Online and B. Riley. United Online expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of United Online and will contain important information about the proposed transaction and related matters.  INVESTORS OF UNITED ONLINE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNITED ONLINE, B. RILEY AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by United Online with the SEC at the SEC’s website at www.sec.gov, at United Online’s website at www.unitedonline.net or by sending a written request to United Online at 21255 Burbank Boulevard, Suite 400, Woodland Hills, California, Attention: Investor Relations Department.

Participants in the Solicitation

United Online and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding United Online’s directors and executive officers is set forth in United Online’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2015, filed on April 28, 2016. Information regarding other persons who may, under the rules of the SEC, be considered to be participants in the solicitation of United Online’s stockholders in connection with the proposed merger will be set forth in United Online’s proxy statement for its special stockholder meeting. Additional information regarding these individuals and United Online’s directors and officers and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Source: United Online, Inc.

Investors:
Addo Communications
Kimberly Orlando / Tyler Drew

310-829-5400
investors@untd.com